UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011 (April 12, 2011)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Brocade Communications Systems, Inc. (the “Company”) was held on April 12, 2011 in San Jose, California. Of the 471,379,760 shares outstanding as of the record date, 396,455,577 shares (approximately 84%) were present or represented by proxy at the meeting.

At the Annual Meeting of Stockholders, the Company’s stockholders: (i) approved the election of John W. Gerdelman, Glenn C. Jones and Michael Klayko; (ii) approved the non-binding advisory resolution regarding executive compensation; (iii) cast the highest number of votes for voting on an annual basis with regard to the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation; and (iv) approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending October 29, 2011.

The results of the voting on the matters submitted to the stockholders are as follows:

1. To elect three directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
John W. Gerdelman	200,661,615	84,523,767	255,351	111,014,844
Glenn C. Jones	279,856,184	5,318,890	265,659	111,014,844
Michael Klayko	279,805,316	5,432,738	202,679	111,014,844

In addition, Judy Bruner, Renato A. DiPentima, Alan L. Earhart, David L. House, L. William Krause and Sanjay Vaswani continued to serve as directors of the Company after the meeting.

2. To approve the non-binding advisory resolution regarding executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
271,434,686	7,364,359	6,641,688	111,014,844

3. To approve the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation.

Three Years	Two Years	One Year	Votes Abstaining	Broker Non-Vote
28,901,618	39,422,056	209,781,549	7,335,510	111,014,844

4. To ratify the appointment of KPMG LLP as independent registered public accountants of the Company for the fiscal year ending October 29, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
390,888,097	5,042,647	524,833	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 13, 2011	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary

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